Exhibit 99.1

ULTICOM, INC.

2010 STOCK INCENTIVE COMPENSATION PLAN

Article 1.  Establishment & Purpose

1.1 Establishment.  Ulticom, Inc. hereby establishes the Ulticom, Inc. 2010 Stock Incentive Compensation Plan, as amended from time to time (hereinafter referred to as the “Plan”) as set forth in this document.

1.2 Purpose of the Plan.  The purposes of the Plan are to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Directors, Employees and Consultants, to align their respective interests with shareholders’ interests through equity-based compensation and to permit the granting of awards that are intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Code.

Article 2.  Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1 “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity that the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2 “Annual Award Limit” shall have the meaning set forth in Section 5.1(b).

2.3 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award, or Performance-Based Compensation award that is granted under the Plan.

2.4 “Award Agreement” means either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company, a Subsidiary, or Affiliate to a Participant describing the terms and provisions of the actual grant of such Award.

2.5 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” unless otherwise specified in an Award Agreement, means: (i) the Participant’s refusal or failure to perform any of his duties and responsibilities as determined from time to time by the Board, including, without limitation: (a) the Participant’s persistent neglect of duty or chronic unapproved absenteeism (other than for a temporary or permanent disability) which remains uncured to the reasonable satisfaction of the Board following 30 days’ written notice from the Company of such alleged fault; and (b) the Participant’s refusal to comply with any lawful directive or policy of the Board which refusal is not cured by the Participant within 30 days of such written notice from the Company; provided, however, that the Company shall not be required to give the Participant a cure period with respect to this clause (i) on more than one occasion; (ii) the Participant acts (including a failure to act) in a manner which constitutes willful misconduct, gross negligence, or insubordination; (iii) the Company’s determination that, in the reasonable judgment of the Board, the Participant has: (x) committed an act of fraud, personal dishonesty or misappropriation relating to the Company; (y) violated any material provision of any written policy of the Company; or (z) committed any other act causing material harm to the Company’s standing or reputation, or any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud with respect thereto; (iv) a material breach by the Participant of the terms of the Plan or any Award Agreement, any other written agreement with the Company or any fiduciary duty to the

Company; (v) the Participant’s arrest, indictment for or conviction (or the entry of a plea of a nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (vi) the Participant’s habitual or repeated misuse of, or habitual or repeated performance of the Participant’s duties under the influence of, alcohol or controlled substances.  As used in this definition of “Cause”, the “Company” shall mean the Company and each of the Company’s Affiliates and Subsidiaries.

2.8 “Change of Control” unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:

(a)
any Person, other than Comverse Technology, Inc. (“Comverse”) or an affiliate thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities; or;

(b)
individuals who, on the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason over a period of one (1) year to constitute a majority of the number of directors then serving on the Board; provided, however, that any new director whose appointment or election by the Incumbent Board or nomination for election by the Company’s stockholders was approved or recommended by Comverse or a vote of at least a majority of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved or recommended, shall be considered as though such person were a member of the Incumbent Board; or

(c)
there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation (in one or a series of related transactions), other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the securities of the Company or any surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, other than Comverse or an affiliate thereof, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities; or

(d)
there is consummated one or more sales, leases, exchanges, or other transfers (in one or a series of related transactions) of all or substantially all of the Company’s assets, other than a sale, lease, exchange, or other transfer of all or substantially all of the Company’s assets to Comverse or an affiliate thereof.

Notwithstanding the foregoing, with respect to any Award which constitutes “nonqualified deferred compensation” under, and subject to, Section 409A, to the extent necessary to comply with the requirements of Section 409A, the term “Change of Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in the definition of Change of Control, and (ii) qualifies as a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” in each case, within the meaning of Section 409A.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” means the compensation committee of the Board, or any other committee (or subcommittee thereof) designated by the Board to administer this Plan, and the Board when it acts in such capacity.  The Committee shall have at least two members, each of whom shall be (i) a member of the Board, (ii) a Non-Employee Director, (iii) an Outside Director, and (iv) an “independent director” within the meaning of the listing requirements of any exchange on which the equity securities of the Company are listed.

2.11 “Company” means Ulticom, Inc., a New Jersey corporation, and any successor thereto.

2.12 “Consultant” means ay person (other than an Employee or a Director) who is engaged by the Company, a Subsidiary or an Affiliate to render consulting or advisory services to the Company or such Subsidiary or Affiliate.

2.13 “Continuous Service” means that the provision of services to the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Subsidiary or Affiliate which, to the extent applicable, shall not be deemed to occur until the expiration of any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable labor laws.  Continuous Service shall not be considered interrupted in the case of (i) any sick leave, military leave or other approved “bona fide leave of absence” (within the meaning of Treasury Regulation Section 1.409A-1(h)(1)), (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  Notwithstanding the foregoing, for purposes of each Incentive Stock Option granted under the Plan, if any sick leave, military leave or other approved “bona fide leave of absence” exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statue or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

2.14 “Director” means each member of the Board who is not an Employee, who does not receive compensation from the Company or any Subsidiary in any capacity other than as a Director and whose membership on the Board is not attributable to any contract between the Company and such Director or any other entity with which such Director is affiliated.

2.15 “Disability” unless otherwise specified in an Award Agreement, means “Disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).

2.16 “Effective Date” means the date set forth in Section 14.19.

2.17 “Employee” means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.19 “Fair Market Value” means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A:

(a)
If the Shares are listed on any established stock exchange or a national market system, the per Share Fair Market Value shall be the closing price per share of such stock on the date of determination (or, if no closing price was reported on that date, on the last date such closing price was reported), as reported by the applicable stock exchange or national market system or such other source as the Committee deems reliable;

(b)
If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the “Pink Sheets” published by the National Quotation Bureau, Inc.) or by a recognized securities dealer, the closing sales price for each share of such stock or, if closing sales prices are not reported, the per Share Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)
In the absence of an established market for the Shares of the type described in (a) and (b), above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with the applicable provision of Section 409A.

2.20 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.21 “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.22 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23 “Other Stock-Based Award” means any right granted under Article 9 of the Plan.

2.24 “Option” means any stock option granted under Article 6 of the Plan.

2.25 “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.

2.26 “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.27 “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.

2.28 “Performance-Based Compensation” means compensation, including, without limitation any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award, that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of Code and all regulations promulgated thereunder.

2.29 “Performance Measures” means measures as described in Section 10.2 on which the performance goals are based in order to qualify Awards as Performance-Based Compensation.

2.30 “Performance Period” means the period of time, which shall be no shorter than twelve months, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32 “Plan” shall have the meaning set forth in Section 1.1.

2.33 “Plan Year” means the applicable fiscal year of the Company.

2.34 “Restricted Stock” means any Award granted under Article 8 of the Plan.

2.35 “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.

2.36 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

2.37 “Share” means a share of common stock of the Company, or such other class or kind of shares or other securities resulting from the application of Section 12.1 of the Plan.

2.38 “Stock Appreciation Right” means any right granted under Article 7 of the Plan.

2.39 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.40 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.  Administration

3.1 Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Directors, Employees and Consultants to whom Awards will be granted and determine the type and amount of Awards to be granted to each such Director, Employee or Consultant, and the terms and conditions of Awards and Award Agreements.  Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 13, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, accelerate or waive vesting of Awards, lapsing of restrictions or deferral limitations imposed on Awards, and exercisability of Awards, extend the term or period of exercisability of any Awards, modify the purchase price under any Award, or modify or waive any terms or conditions applicable to any Award.  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines.  The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper.  Notwithstanding anything in this Section 3.1 to the contrary, the Board, or any other committee or sub-committee designated by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the Plan.  All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Delegation.  The Committee may delegate to one or more of its members or members of the Board, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided that the Committee shall not delegate to officers of the Company or any of its Subsidiaries or Affiliates the power to make grants of Awards to officers or Non-Employee Directors of the Company or any of its Subsidiaries or Affiliates; provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law.

Article 4.  Eligibility and Participation

4.1 Eligibility.  Participants will consist of such Directors, Employees and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards.  Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2 Type of Awards.  Awards under the Plan may be granted in any one or a combination of:  (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Other Stock-Based Awards, and (e) Performance-Based Compensation awards.  The Plan sets forth the types of performance goals and sets forth procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation, as described in Article 10 hereof.  Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5.  Shares Subject to the Plan and Maximum Awards

5.1 Number of Shares Available for Awards.

(a)
(i) General.  Subject to adjustment as provided in Article 12 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 500,000 Shares.  The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.  The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 500,000 Shares, subject to adjustments provided in Article 12 hereof and subject to the provisions of Sections 422 or 424 of the Code and any successor provisions.  Any Shares delivered to the Company as part or full payment for the purchase price of an Award granted under this Plan or, to the extent the Committee determines that the availability of Incentive Stock Options under the Plan will not be compromised, to satisfy the Company’s withholding obligation with respect to an Award granted under this Plan, shall again be available for Awards under the Plan; provided, that such Shares shall continue to be counted as outstanding for purposes of determining whether an Annual Award Limit has been attained.

(b)
Annual Award Limits.  The maximum number of Shares with respect to which any Options, Stock Appreciation Rights and Performance-Based Compensation denominated in Shares may be granted to any Participant in any Plan Year shall be 250,000 Shares, subject to adjustments made in accordance with Article 12 hereof, and the maximum amount of cash payable and fair value of property with respect to Awards denominated in cash or property that may be granted to any Participant in any Plan Year shall be $3,000,000, subject to adjustments made in accordance with Article 12 hereof (each an “Annual Award Limit” and collectively, “Annual Award Limits”).

(c)
Additional Shares.  In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards.  If the Committee authorizes the assumption or substitution under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted by another entity under another plan (each, a “Substitute Award”) , such substitution or assumption shall not (i) reduce the maximum number of Shares available for issuance under this Plan or (ii) be subject to or counted against a Participant’s Annual Award Limit.

(i) reduce the maximum number of Shares available for issuance under this Plan or (ii) be subject to or counted against a Participant’s Annual Award Limit.

Article 6.  Stock Options

6.1 Grant of Options.  The Committee is hereby authorized to grant Options to Participants.  Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan.  Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided, that Options granted to Directors and Consultants shall be Nonqualified Stock Options.  An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option.  Neither the Committee nor the Company or any of its Affiliates shall be liable to any Participant or to any other person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.  Options shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option.  Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

6.2 Terms of Option Grant.  The Option Price shall be determined by the Committee at the time of grant, but shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant.  Notwithstanding the foregoing, the Option Price of an Option that is a Substitute Award may be less than the Fair Market Value of a Share on the date of grant; provided, that such substitution complies with applicable laws and regulations, including applicable listing requirements and, to the extent applicable, Section 424 of the Code and/or Section 409A.  In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a Share on the date of grant.

6.3 Option Term.  The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years).

6.4 Time of Exercise.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant

6.5 Method of Exercise.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company (or such later date specified in the notice) and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) of the following sentence (including the applicable tax withholding pursuant to Section 14.3 of the Plan).  The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the election of the Participant (i) in cash or its equivalent (e.g., by check, draft, money order, cashier’s check, or wire transfer made payable to the Company), (ii) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (ii) above) or (iv) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.  The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.6 Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant.  The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed one hundred thousand dollars ($100,000), or the Option shall be treated as a Nonqualified Stock Option.  For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted.  No Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.  Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

6.7  Notification upon Disqualifying Disposition of an Incentive Stock Option.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option.  A disqualifying disposition is any disposition (including, without limitation, any sale) of such Shares before the later of (A) two years after the date of grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option.  The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

Article 7.  Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”).  Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant.  Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

7.2 Terms of Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, that notwithstanding the foregoing, the grant price of any Stock Appreciation Right that is a Substitute Award may be less than the Fair Market Value of a Share on the date of grant, subject to the same conditions set forth in Section 6.2 for Options that are Substitute Awards), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.  No Stock Appreciation Right shall have a term of more than ten (10) years from the date of grant.

7.3 Tandem Stock Appreciation Rights and Options.  A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option.  Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

Article 8.  Restricted Stock

8.1 Grant of Restricted Stock.  The Committee is authorized to grant Restricted Stock, which is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events.  Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law.  Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

8.2 Terms of Restricted Stock Awards.  Each Award Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the purchase price, if any, of the Shares of Restricted Stock, the performance, employment or other conditions (including the termination of a Participant's Continuous Service whether due to death, disability or other reason) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine; provided, that notwithstanding the foregoing, except in the case of an Award Agreement with a Non-Employee Director, (i) Shares of Restricted Stock which vest based on the passage of time shall have a minimum vesting period of three years and (ii) Shares of Restricted Stock which vest based on the achievement of performance goals shall have a minimum vesting period of one year, subject, in each case of (i) and (ii), to acceleration of vesting as may be set forth in the applicable Award Agreement in the event of death, Disability, or Change of Control or as otherwise may be determined in accordance with the Plan.  Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period).  At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

8.3 Voting and Dividend Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, Participant’s holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock and have the right to receive dividends on such Restricted Stock.  Notwithstanding the foregoing, dividends on Shares of Restricted Stock which vest based on the achievement of performance goals shall be subject to the same vesting conditions as the underlying Shares of Restricted Stock.

8.4 Performance Goals.  The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant's achievement of one or more performance goal(s) specified in the Award Agreement.  If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

8.5 Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.  Other Stock-Based Awards

The Committee, in its sole discretion, may grant awards of Shares and awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (the “Other Stock-Based Awards”), including without limitation, restricted stock units and other phantom awards.  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Continuous Service, the occurrence of an event and/or the attainment of performance objectives or goals.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).  Notwithstanding the foregoing, except in the case of an Award Agreement with a Non-Employee Director, (A) Other Stock-Based Awards which vest (i) based on the passage of time shall have a minimum vesting period of three years and (ii) based on the achievement of performance goals shall have a minimum vesting period of one year, subject, in each case of (i) and (ii), to acceleration of vesting as may be set forth in the applicable Award Agreement in the event of death, Disability, or Change of Control or as otherwise may determined in accordance with the Plan and (B) to the extent a

Participant is eligible to receive dividends in connection with any Other Stock-Based Award, such dividends on Other Stock-Based Awards which vest based on the achievement of performance goals shall be subject to the same vesting conditions as the underlying Other Stock-Based Award.

Article 10.  Performance-Based Compensation

10.1 Grant of Performance-Based Compensation.  The Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations.

10.2 Performance Measures.  The vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of objective performance goals based on one or more of the following Performance Measures: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added; (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders’ equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration.  The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures.

Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit or divisional level thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate.  Subject to Section 162(m) of the Code, the Committee may adjust the performance goals (including to prorate goals and payments for a partial Plan Year) in the event of the following occurrences: (a) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (b) mergers and acquisitions; and (c) financing transactions, including selling accounts receivable.

10.3 Establishment of Performance Goals.  No later than ninety (90) days after the commencement of a Performance Period (but in no event after twenty-five percent (25%) of such Performance Period has elapsed), the Committee shall establish in writing:  (i) the performance goals applicable to the Performance Period; (ii) the Performance Measures to be used to measure the performance goals in terms of an objective formula or standard; (iii) the formula for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (iv) the Participants or class of Participants to which such performance goals apply.  The outcome of such performance goals must be substantially uncertain when the Committee establishes the goals.

10.4 Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

10.5 Certification of Performance.  Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

10.6 Performance Goals.  The Committee may condition the grant, vesting or delivery of any Award upon the achievement of one or more performance goal(s) specified in the Award Agreement.

10.7 Interpretation.  Each provision of the Plan and each Award Agreement relating to Performance-Based Compensation shall be construed so that each such Award shall be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded, except as otherwise determined by the Committee.

Article 11.  Compliance with Section 409A of the Code and Section 457A of the Code

11.1 General.  The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the Awards.  Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award.  This Plan, Awards and Award Agreements granted hereunder shall be interpreted at all times in such a manner that the terms and provisions of the Plan, Awards and Award Agreements are exempt from or comply with Section 409A.

11.2 Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan or any Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her “separation from service” (as defined below)  (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid (in a manner set forth in the Award Agreement) on the date that immediately follows the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee) (the “New Payment Date”) or as soon as administratively practicable thereafter, but in no event later than the later of  the end of the applicable taxable year of the “specified employee” or the fifteenth (15th) day of the third calendar month following the New Payment Date.

11.3 Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of Continuous Service” or like terms shall mean “separation from service.”

11.4 Section 457A.  The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 457A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards.  Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 457A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

Article 12.  Adjustments

12.1 Adjustments in Authorized Shares.  In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than regular cash dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations applicable to the Plan or outstanding Awards.

12.2 Change of Control.  Unless the Committee shall provide otherwise at the time of grant of an Award, upon the occurrence of a Change of Control any outstanding Awards under the Plan (A) which are not continued or assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent shall immediately prior to the occurrence of the Change of Control vest in full, become exercisable and all restrictions lapse, as may be applicable and (B) which are assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent shall vest in full, become exercisable and all restrictions shall lapse, as may be applicable, to the extent the Participant’s employment or service (which for the avoidance of doubt shall include Continuous Service, to the extent applicable), as applicable, is terminated within a specified period of time following such Change of Control as determined by the Committee and set forth in the applicable Award Agreement.  In addition to the foregoing, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):  (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case, contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled (which may be zero).

Article 13.  Duration, Amendment, Modification, Suspension and Termination

13.1 Duration of the Plan.  Unless sooner terminated as provided in Section 13.2, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

13.2 Amendment, Modification, Suspension and Termination of Plan.  The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 13.2, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Article 11 or 12, (i) without shareholder approval (A) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (B) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval), (C) to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment (including, without limitation increases in the Annual Award Limits) for the Company, a Subsidiary, and/or an Affiliate or a change in eligibility requirements under the Plan, or (D) for any Action that results in a reduction of the Option Price or grant price per Share, as applicable, of any outstanding Options or Stock Appreciation Rights or cancellation of any outstanding Options or Stock Appreciation Rights in exchange for cash, or for other Awards, such as other Options or Stock Appreciation Rights, with an Option Price or grant price per Share, as applicable, that is less than such price of the original Options or Stock Appreciation Rights, and (ii) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws.

Article 14.  General Provisions

14.1 No Right to Service.  The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Continuous Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Continuous Service of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

14.2 Settlement of Awards; Fractional Shares.  Each Award Agreement shall establish the form in which the Award shall be settled.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

14.3 Tax Withholding.  The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.  With respect to required withholding, Participants may elect (subject to the Company's automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

14.4 No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan.  The Committee and the Company make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A or Section 457A or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

14.5 Section 16 Participants. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.6 Non-Transferability of Awards.  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.  No transfer shall be permitted for value or consideration.  An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.  Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

14.7 Conditions and Restrictions on Shares.  The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

14.8 Compliance with Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 14.8 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 14.7.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.9 Awards to Non-U.S. Directors, Employees or Consultants.  To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has Directors, Employees or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Subsidiaries or Affiliates shall be covered by the Plan;

(b)	Determine which Directors, Employees or Consultants outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Directors, Employees or Consultants outside the United States to comply with applicable foreign laws;

(d)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and

(e)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 14.9 by the Committee shall be attached to this Plan document as appendices.

14.10 Rights as a Shareholder.  Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

14.11 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.12 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.13 No Constraint on Corporate Action.  Nothing in the Plan shall be construed to (i) limit, impair, or otherwise affect the Company’s or its Subsidiary’s or Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company, its Subsidiaries or Affiliates to take any action which such entity deems to be necessary or appropriate.

14.14 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.15 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of New Jersey, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

14.16 Waiver of Certain Claims.  By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Continuous Service for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board or Committee pursuant to a discretion contained in the Plan or any Award Agreement or the provisions of any statute or law relating to taxation.

14.17 Data Protection.  By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan.  The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Participant, wherever situated.

14.18 Clawback.  An Award Agreement may also specify other events that may cause a Participant’s rights, payments and benefits with respect to an Award to be subject to reduction, cancellation,

forfeiture, or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an Award.

14.19 Effective Date.  The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”); provided, that the Plan is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company within 12 months of the Effective Date, and such approval of shareholders shall be a condition to the right of each Participant to receive any Awards hereunder.  Any Awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

*           *           *

This Plan was duly adopted and approved by the Board by resolution at a meeting held on the 19th day of April, 2010.